#1 Fastest Growing Software Company in North America with 32,481% Growth - Deloitte



The Biggest Disruption to Smartphones Since iPhone

Get in now, as we **scale our user impact from $250M to $1B+** in earnings & savings.

RESERVE SHARES AT $0.25/SHARE

Reserve Today for up to **100% Bonus Shares!**

RESERVE $1,000 FOR 20% BONUS

RESERVE: $2,000 FOR 35% BONUS

RESERVE: $5,000 FOR 70% BONUS

RESERVE $9,950+ FOR 100% BONUS

Investment Calculator

20% Bonus | +35% Bonus | +70% Bonus | +100% Bonus

$1,000 | $1,950+ | $4,950+ | $9,950+ | $124K

$ 1,000
total investment

4K
shares at $0.25

800
bonus shares

4.8K
total shares

mode mobile

#1 Fastest Growing Software Company in North America with 32,481% Growth - Deloitte

Reserve at **$0.25/share**
+ Claim up to **100% Bonus Shares**

No purchase is necessary to reserve shares.

yahoo! finance CNBC FOX BUSINESS Inc.
TO HEAR THE BUZZ

Transforming 7 Billion Smartphones into EarnPhones

As Uber did with cars and Airbnb did with homes, **Mode turns people's smartphones into an income-generating asset.**

Consumers spend 4 TRILLION hours per year on smartphones. Mode helps people earn and save money directly from the mobile activities they already do.

Get in now, as we **scale our user impact from $250M+ to $1B+** in earnings & savings.


mode
mobile

$1T+
Mode Mobile Total Addressable Market


airbnb

$110B
Short-Term Rental Market


Uber

$100B
Ride-Sharing Market

WE PAY OUR USERS

Mode Mobile Users are Rewarded For:


Listening to Music


Playing Games


Tracking Fitness


Charging Phone


Shopping


Surfing the Web


Reading the News


Task & Surveys


Watching Videos


+ many more...

Phone Number

GET THE FULL INVESTOR DECK

By submitting this form and signing up for communications, you consent to receive marketing email, text & voice messages (e.g. promos, calls, voicemails, cart reminders) from Mode Mobile at the number & email provided. Consent is not a condition of purchase. Msg, voice, & data rates may apply. Msg frequency varies. Unsubscribe at any time by replying STOP or clicking the unsubscribe link (where available). Privacy Policy & Terms.

Earning Opportunity for All Smartphone Users

Mode EarnPhone

Our state-of-the-art smartphone device includes built-in earning features.

EarnOS

Our proprietary earning software turns smartphones into EarnPhones.


Earning Enabled
128 GB Storage
mode
Octa-Core Processor
HD 6.52" HD Screen

Want To See What 10x Growth Looks Like?

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EarnOS + EarnPhone Drives 3x Retention

When compared with EarnOS alone, EarnPhone users are averaging over 100 hours per month, earning 2.5x more income, and driving 3x retention!


2.5x
more income
100+
hours/month
3x
retention

Over 2M 5-Star Reviews

Google Play



"**I made extra cash on the side** by just listening to music, playing games and taking surveys"

★★★★★


mode
earn app
12/15/22
Lesley U.
34,305.00
Thirty-four thousand three hundred five and 00/100
Sweepstakes Winner
Mode Earn App

"Last year I made over $35,000 with and **it changed my life.**"

★★★★★

$250M+
Earned & Saved Globally

40M+
EarnOS Beta Accounts

170+
active countries

Guess How Much Our Users Have Earned...

Enter your full name

Enter your email address

Phone Number

GET THE FULL INVESTOR DECK

By submitting this form and signing up for communications, you consent to receive marketing email, text & voice messages (e.g. promos, calls, voicemails, cart reminders) from Mode Mobile at the number & email provided. Consent is not a condition of purchase. Msg, voice, & data rates may apply. Msg frequency varies. Unsubscribe at any time by replying STOP or clicking the unsubscribe link (where available). Privacy Policy & Terms.

The EarnPhone is Available Nationwide


mode
MEP2
MEP2
MEP2
The phone

BEST BUY amazon Walmart GROUPON newegg

Starting at:

4 Trillion Hours Spent on Smartphones Every Year

Smartphone users spend 1/4th of their waking hours on their devices. By helping people earn money during the time they're already spending on their devices, Mode is positioned to capture greater revenue and become a household name.



85%
of Mode's revenue comes from United States

75%
of registered Beta users are International

1.21B
smartphones sold globally in 2022



Licensing EarnOS will expedite global distribution.

GROWTH

Scaling Globally with EarnOS

Sales and licensing deals will make EarnOS (Mode's operating system) available to other device manufacturers — empowering them to transform the world's smartphones into EarnPhones. By investing in scaling our EarnOS business globally, the opportunity to increase revenues is boundless.

This business model has been a game-changing catalyst for publicly-listed companies like Roku. Just as TV makers license Roku's platform when selling smart TVs, Mode Mobile is focused on an even greater opportunity in the smartphone industry.


iPhone
$3T
Public Company
Rakuten
$7.6B
IPO
Revolut
$33B
Late Stage Financing Round
honey
$4B
Acquisition
Roku
$7.8B
Public Company
android
$1.3T
Public Company

Attract
& Value
Comps

Mode sits at the intersection of three fast-growing global markets — **with the emerging category being a trillion-dollar opportunity.**

TEAM

An Unstoppable World-Class Team with Vision

The Mode Mobile team hails from the biggest companies on earth, from Microsoft to Intel to Google and Goldman Sachs. We are backed by venture investors and seasoned angel investors committed to revolutionizing the smartphone industry.

Senior Leadership



Dan Novaes
CEO, Co-Founder
Read Bio



Kiran Panesar
CTO, Co-Founder
Read Bio



Chip Correra
Chief Information Officer
Read Bio



Kathy DeKam
Chief People Officer



Prakash Ramachandran



Judd Hines
General Counsel

Advisors & Investors



Jeff Epstein
Partner, Bessemer,
Former CFO of Oracle



Mark Lawrence
Founder & CEO
SpotHero



Daniel Hoffer
Managing Director
Autotech Ventures



Eddie Lou
Co-Founder
ShiftGig

Romar Capital Partners · INNOVATE INDIANA · Merrick Ventures · M25 · PALLASITE VENTURES · Crowdfunder · GCM

with team members from:

BEST BUY · amazon · BMO · intel · ACTIVISION BLIZZARD · nubank
Google · Y Combinator · Meta · SAMSUNG · ADCOLONY
Microsoft · EPIC GAMES · AMERICA'S NAVY · Morgan Stanley · Nielsen · Goldman Sachs

PRESS

Mode Team in the News


DANIEL NOVAES
CO-FOUNDER & CEO
CNBC


EXCLUSIVE
@FOXBUSINESS


THE FINAL ROUND
DAN NOVAES
Founder & CEO

MAKING AN IMPACT

Two EarnPhones Donated for Every $2500+ Investment

Every $2500+ investment comes with a donation of two EarnPhones to a family or veteran in need via the Youngstown Community Foodbank — championed by prominent figures like Congressman Tim Ryan and the owners of the San Francisco 49ers.

Investors can also choose to either retain one EarnPhone for themselves or donate two EarnPhones to a family in need.


mode

RESERVE SHARES

Note: Only investments made after August 18th, 2023 qualify. EarnPhones to be shipped at the close of the offering, with a projected ship date just in time for the holidays.

Reserve now for up to **100% Bonus Shares!**

RESERVE **$1,950.00** FOR 35% BONUS

RESERVE: **$4,950.00** FOR 70% BONUS

RESERVE **$9,950+** FOR 100% BONUS

RESERVE **$1,000.00** FOR 20% BONUS

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THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING.

THIS WEBSITE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.